Exhibit 99.2

AmericanWest Bancorporation

RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Grant Agreement (this “Agreement”) between AmericanWest Bancorporation (the “Company”) and Robert M. Daugherty (“Executive”) is dated effective January 2, 2007 (the “Effective Date”).

RECITALS

A. On September 20, 2004, the Company granted Executive a nonqualified stock option to purchase 173,545 shares of the Company’s common stock at $18.07 per share, which was a discount of $0.64 per share to the closing stock price on that date.

B. In October 2004, Section 409A of the Internal Revenue Code was enacted, which subjects stock options, vesting after December 31, 2004 and which were granted at a discount to fair market value, to certain requirements and potential penalties.

C. The Company and Executive have agreed to increase the exercise price, with respect to those shares vesting after December 31, 2004, to $18.71 per share to avoid Section 409A complications.

D. In exchange for Executive’s agreement to increase the option exercise price, the Company has agreed to grant Executive shares of restricted and unrestricted stock under its 2006 Equity Incentive Plan (the “Plan”) on the terms and conditions set forth herein.

AGREEMENT

Article 1

Definitions

1.1 “Blackout Period” means any period of time during which officers and directors of the Company are prohibited from trading in Company stock pursuant to law or Company policy.

1.2 “Initial Measurement Date” means the date specified in Section 4.1, which will be the first measurement date for determining vesting or partial vesting of a Tranche of Stock.

1.3 “Initial Measurement Price” means the weighted average closing price of the Company’s common stock on the Nasdaq market (or if not traded on the Nasdaq market, such other exchange listing determined by the Company) for the five trading days immediately preceding the Initial Measurement Date.

1.4 “Repurchase Event” has the definition given in Section 6.1.

1.5 “Repurchase Price” means $0.001 per share.

1.6 “Stock” has the definition given in Article 2.

1.7 “Subsequent Measurement Date” has the definition given in Section 4.3.1.

1.8 “Subsequent Measurement Price” has the definition given in Section 4.3.1.

1.9 “Tax Withholding” means federal, state, and local taxes and FICA withholding requirements.

1.10 “Tranche” means a block of Stock with a common Initial Measurement Date, as specified in Section 4.1.

1.11 “Unvested Shares” means those shares of Stock that have not yet vested.

Article 2

Stock Grant

2.1 Grant of Restricted Stock. As of the Effective Date, the Company will grant to Executive, under the Plan, a total of 5,433 shares of common stock of the Company (the “Stock”), of which 2,033 shares of stock will be unrestricted and will vest as of the Effective Date and 3,400 will be restricted and subject to vesting in accordance with Article 4. (The total amount of shares has been calculated based on the 158,836 option shares vesting after December 31, 2004, multiplied by the $0.64 change in the exercise price, divided by $18.71, the fair market value as of the date of the option grant).

2.2 Book Entry/Shareholder Rights. The issuance of the Stock shall be in book entry form. Executive shall have the right to vote the Stock, including all Unvested Shares. All cash dividends paid on Unvested Shares shall be held by the Company for the account of Executive and paid only upon vesting of the shares. In the event Unvested Shares are subject to the repurchase right under Article 6, all undistributed dividends associated with such shares shall be forfeited to the Company.

Article 3

General Restrictions on Transfers of Unvested Shares

3.1 No Transfers of Unvested Shares. Executive agrees for himself and his executors, administrators and other successors in interest that none of the Unvested Shares, nor any interest therein, may be voluntarily or involuntarily sold, transferred, assigned, donated, pledged, hypothecated or otherwise disposed of, gratuitously or for consideration prior to their vesting.

3.2 Invalid Transfers. Any disposition of the Unvested Shares other than in strict compliance with the provisions of this Agreement shall be void. The Company shall not be required (i) to transfer on its books any Unvested Shares which have been sold or transferred in violation of the provisions of this Article 3 or (ii) to treat as the owner of the Unvested Shares, or otherwise to accord voting, dividend or any other rights to, any person or entity to whom Executive transferred or attempted to transfer the Unvested Shares in contravention of this Agreement.

3.3 Stock Distributions. If the Company makes any distribution of stock with respect to the Unvested Shares by way of a stock dividend or stock split, or pursuant to any recapitalization or reorganization or otherwise, and Executive receives any additional shares of stock in the Company (or other shares of stock in another corporation) as a result thereof, such additional (or other) shares shall be deemed Unvested Shares hereunder and shall be subject to the same restrictions and obligations imposed by this Agreement.

3.4 Status of Repurchased Grant Shares. Any of the Unvested Shares repurchased by the Company pursuant to this Agreement shall return to the status of authorized, but unissued, shares of the Company.

Article 4

Vesting

4.1 Initial Measurement Date. Provided Executive is still employed by the Company, the Company will determine as of the following Initial Measurement Dates the amount of restricted shares within the respective Tranches that will vest at each such Initial Measuring Date.

Tranche	Initial Measurement Date	Number of Shares of Restricted Stock
A	9/20/07	1,529
B	9/20/08	1,871

4.2 Initial Vesting Measurement. The determination by the Company of the number of shares in a Tranche that will vest pursuant to Section 4.1 shall be based upon the following:

(a) If the Initial Measurement Price is at least $18.71, then 100% of the shares in the Tranche will vest.

(b) If the Initial Measurement Price is at least $18.07, but less than $18.71, then the percentage vesting will equal (i) the difference between the Initial Measurement Price and $18.07, (ii) divided by $0.64. (Example: if the Initial Measurement Price is $18.50, percentage vesting is 67%. ($18.50 - $18.07 = $0.43/0.64 = 0.67)).

(c) If the Initial Measurement Price is less than $18.07, then no shares of Stock in the Tranche will vest at the Initial Measurement Date.

The number of vested shares shall be rounded down to the nearest whole share.

4.3 Subsequent Vesting Measurement.

4.3.1 Subsequent Vesting. If the Initial Measurement Price with respect to a Tranche is less than $18.71, on each anniversary of such Initial Measurement Date (each a “Subsequent Measurement Date”), subject to Section 4.3.3 below, the Company will again determine whether additional shares in the Tranche will vest. Additional shares will vest as set forth in Section 4.3.2, provided that during the year immediately preceding the Subsequent Measurement Date the weighted average closing price (the “Subsequent Measurement Price”) in any consecutive five trading day period (in no part of which did a Blackout Period exist) exceeded the Initial Measurement Price and all previous Subsequent Measuring Dates.

4.3.2 Calculation of Subsequent Vesting.

(a) If the Subsequent Measurement Price is at least $18.71, then the remainder of the shares in the Tranche will vest.

(b) If the Subsequent Measurement Price is less than $18.71, then the total percentage of the Tranche that will be vested as of such Subsequent Measurement Date plus the shares which previously vested within that Tranche will equal (i) the difference between such Subsequent Measurement Price and $18.07, (ii) divided by $0.64. The number of shares vesting as of such Subsequent Measurement Date shall be rounded down to the nearest whole share.

4.3.3 Termination of Annual Measurements. With respect to each of the Tranches, the measurement to determine subsequent vesting will be performed on each anniversary of such Initial Measurement Date until the occurrence of the earlier of (i) 100% vesting of the Tranche, (ii) termination of Executive’s employment for any reason, or (iii) September 20, 2014.

4.3.4 Measurement if Termination of Employment. If Executive’s employment with the Company terminates for any reason, the termination date shall be a Subsequent Measurement Date for purposes of determining whether additional shares will vest pursuant to Section 4.3.2 to the extent the Tranche is not 100% vested. The Subsequent Measurement Price for purposes of this Section 4.3.4 will be determined during the period measured from the preceding September 20th to the date of termination of Executive’s employment.

4.4 Change of Control. In the event of a Change of Control, as defined under the Plan, the Stock shall be 100% vested.

4.5 Adjustments for Changes in Capitalization. Should any change be made to the Company’s stock by reason of any stock split, reverse stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding common stock as determined in the sole discretion of the Plan Administrator: (1) the reference in Section 4.1 to number of shares of restricted stock in each Tranche shall be adjusted accordingly; (2) all references in this Article 4 to $18.07 and $18.71, respectively, shall be revised to reflect the pro forma effect of the change in capitalization on these per share prices; and (3) the references to $0.64 shall be revised to reflect the difference between the pro forma adjusted per share values of $18.07 and $18.71.

4.6 Right to Stock Certificates. Following vesting of shares of Stock, upon the written request of Executive, the Company will deliver or cause to be delivered to Executive a stock certificate representing the shares that have vested in accordance with Article 4 to the extent that stock certificates for such vested shares have not previously been delivered to Executive.

Article 5

Tax Withholding

5.1 Payment Obligation. Upon the vesting of the Stock or upon Executive making a valid election under Section 83(b) of the Internal Revenue Code, Executive must pay to the Company or make adequate provision for the payment of Tax Withholding. By accepting the award represented by this Agreement, Executive shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to Executive. No shares of common stock will be released from the restrictions on their transfer under Article 3 of this Agreement unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by Executive, Executive will pay such additional amount to the Company immediately upon demand by the Company. If Executive fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to Executive, including salary or any bonus.

5.2 Alternative Payment Arrangements. The Committee may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit Executive to satisfy his obligation to pay such amounts, in whole or in part, with shares of the Company’s common stock (provided however, that to the extent required by applicable tax, securities and other laws and applicable accounting rules, the shares have been held by Executive for at least six (6) months) up to the Company’s minimum statutory withholding rate for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income. If the Committee permits the payment of withholding taxes through exchange of stock, Executive either (1) may deliver stock certificates of the Company’s common stock that Executive has held at least six months, which are duly endorsed for cancellation of that number of shares that have a fair market value equal to the tax withholding amount, less any cash payment Executive makes, or (2) deliver an affidavit of attesting to Executive’s ownership of shares that he has held for at least six months, and the new certificate issued for the shares granted would represent the shares of Stock reduced by that number of shares that have a fair market value equal to the tax withholding amount, less any cash payment made.

Article 6

Repurchase of Unvested Shares

6.1 Repurchase Right. Upon the occurrence any of the following listed events (each a “Repurchase Event”), the Company will repurchase the Unvested Shares from Executive at the Repurchase Price to the extent that the shares were unvested on the date of the Repurchase Event, after determining any vesting under Section 4.3.4, if applicable:

(i) upon the cessation of Executive’s employment with the Company for any reason; or

(ii) as of September 20, 2014.

6.2 Purchase Price and Payment. The Repurchase Price of Unvested Shares under shall be paid by the Company within 30 days of the Repurchase Event. Failure to timely remit the Repurchase Price to Executive shall not invalidate the Company’s repurchase obligation and right as set forth in this Article 6.

6.3 Assignment of Rights by the Company. The Company may, in its sole discretion, assign its repurchase right with respect to any Unvested Shares to any one or more persons without notice to, or the prior consent of, Executive.

Article 7

Miscellaneous

7.1 Binding Effect. This Agreement shall bind Executive and the Company and their beneficiaries, survivors, executors, administrators and transferees.

7.2 No Guarantee of Continued Position. This Agreement is not a contract for employment and nothing herein shall supersede or amend the terms of any employment agreement between the Company and Executive or imply that Executive has a right to continued employment with the Company.

7.3 Non-Transferability. Executive’s rights and benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

7.4 Applicable Law. This Agreement and all rights hereunder shall be governed by the laws of Washington, except to the extent the laws of the United States of America otherwise require.

7.5 Notice. Any notice required or permitted to be given under this Agreement shall be in writing, signed by the party giving the same. If such notice is mailed to the Executive, it may be sent by United States certified mail, postage prepaid, addressed to Executive’s last known address as shown on the Company’s records.

7.6 Arbitration of Disputes. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Committee in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) located in Spokane, Washington. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association (“AAA”) located in Spokane, Washington, shall conduct the binding arbitration referred to in this paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, as applicable). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS or, if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of the Washington Code of Civil Procedure. Any arbitration hereunder shall be conducted in Spokane, Washington, unless otherwise agreed to by the parties.

7.7 Attorney Fees. In the event of litigation, arbitration, mediation or any other form of dispute resolution to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, including fees on appeal, if any, in addition to other relief awarded.

7.8 Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the Company and Executive as to the subject matter hereof. No rights are granted to Executive by virtue of this Agreement other than those specifically set forth herein.

7.9 Tax Election. The Company has advised Executive to seek Executive’s own tax and financial advice with regard to the federal and state tax considerations resulting from Executive’s receipt of Stock pursuant to this Agreement. The Executive is making Executive’s own determination as to the advisability of making a Section 83(b) election with respect to Stock. The Executive understands that the Company will report to appropriate taxing authorities the payment to Executive of compensation income either (i) upon the vesting of Shares or (ii) if Executive makes a timely Section 83(b) election, as of the Effective Date of this Agreement. The Executive understands that he is solely responsible for the payment of all federal and state taxes resulting from this Restricted Stock Grant. With respect to Tax Withholding Amounts, the Company has all of the rights specified in Section 5 of this Agreement and has no obligations to Executive except as expressly stated in Section 5 of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Executive:

/s/ Robert M. Daugherty
Robert M. Daugherty

The Company:

AmericanWest Bancorporation

By:	/s/ Donald H. Swartz
Donald H. Swartz
Chairman of the Compensation Committee